Exhibit 10.17(ii)

Top SpinMedical (Israel) Ltd. Global Park, 2 Yodfat St., North Industrial Zone Lod, Israel Phone: 972-8-9200033 Fax: 972-8-9281233

To:	Date: December 29, 2005
TopSpin Medical Inc. (the “Company”)
2 Yodfat St., Lod
Israel
Re: Loan Agreement
Dear Sir,
1.	On June 21, 2001, the Company and TopSpin Medical (Israel) Ltd., the Company’s fully owned subsidiary (the “Subsidiary”), have entered into an Intercompany Loan Agreement, a copy of which is enclosed as Exhibit A herewith (the “Original Agreement”; all capitalized terms used and not otherwise defined herein, shall have the meaning ascribed to them in the Original Agreement).
2.	Under the Original Agreement the Company has extended to the Subsidiary a Convertible Loan in accordance with the terms set forth in the Original Agreement.
3.	As of December 31, 2005 the loan amount under the Original Agreement consists of a principal amount of US$ 18,247,671.69 and accrued interest of US$ 1,544,570.57 on the principal amount.
4.	The Subsidiary requests that, as of the date hereof, the Company shall waive any interest payments due to the Company in connection with the amounts extended by the Company to Subsidiary until December 31, 2005 under the Convertible Loan in accordance with the terms of the Original Agreement, totaling an aggregate interest amount of US$ 1,544,570.57 as of December 31, 2005.

5.	Please confirm your agreement to the above with your signature hereunder.
  /s/ Erez Golan
TopSpin Medical (Isracel)
By: Erez Golan
We confirm and agree to the aforesaid:
/s/ Erez Golan
TopSpin Medical Inc.
By: Erez Golan